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                                                                     Exhibit 5.1

                              JONES, DAY, REAVIS & POGUE
                                 599 Lexington Avenue
                              New York, New York  10022




                                     May 22, 1997


Bristol Hotel Company
14295 Midway Road
Dallas, Texas  75244


    Re: Registration on Form S-8 of 1,300,000 Shares of Common Stock, par value $0.01 per share, of Bristol Hotel Company
         --------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for Bristol Hotel Company, a Delaware corporation (the "Company"), in connection with the Company's 1995 Equity Incentive Plan (the "Plan").

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon we are of the opinion that the shares of common stock, par value $0.01 per share, of the Company that may be issued and sold pursuant to the Plan will be, when issued and sold in accordance with the Plan, duly authorized, validly issued, fully paid, and nonassessable.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company and public officials, and we have not independently checked or verified the accuracy of the statements contained therein. In addition, our examination of matters of law has been limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, in each case as in effect on the date hereof.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 filed by the Company to elect the registration under the Securities Act of 1933, as amended, of the shares issued and sold pursuant to the Plan.


                                            Very truly yours,

                                            /s/  JONES, DAY, REAVIS & POGUE

                                            Jones, Day, Reavis & Pogue